United States
Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: January 22, 2024

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
4.875% Notes due 2030	O30A	New York Stock Exchange
5.750% Notes due 2031	O31A	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
5.125% Notes due 2034	O34	New York Stock Exchange
6.000% Notes due 2039	O39	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated October 29, 2023 (the “Merger Agreement”), by and among Realty Income Corporation (“Realty Income” or the “Company”), Saints MD Subsidiary, Inc., a Maryland corporation (“Merger Sub”), and Spirit Realty Capital, Inc., a Maryland corporation (“Spirit”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, Spirit has merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Merger” and the effective time of the Merger, the “Effective Time”). Capitalized terms not otherwise defined in this Current Report on Form 8-K have the meaning ascribed to them in the Merger Agreement.

Item 1.01.	Entry into a Material Definitive Agreement

Debt Exchange Offer

On January 23, 2024, Realty Income completed its previously announced debt exchange offers (the “Exchange Offers”) to exchange all validly tendered and accepted 4.450% Notes due 2026 (the “Spirit 2026 Notes”), 3.200% Notes due 2027 (the “Spirit 2027 Notes”), 2.100% Notes due 2028 (the “Spirit 2028 Notes”), 4.000% Notes due 2029 (the “Spirit 2029 Notes”), 3.400% Notes due 2030 (the “Spirit 2030 Notes”), 3.200% Notes due 2031 (the “Spirit 2031 Notes”) and 2.700% Notes due 2032 (the “Spirit 2032 Notes” and, together with the Spirit 2026 Notes, Spirit 2027 Notes, Spirit 2028 Notes, Spirit 2029 Notes, Spirit 2030 Notes and Spirit 2031 Notes, the “Spirit Notes”), issued by Spirit Realty, L.P. (“Spirit OP”), a wholly owned subsidiary of the Company following the Merger, for new Notes issued by the Company (as described below). Pursuant to the Exchange Offers, the aggregate principal amounts of the Spirit Notes set forth below were tendered and subsequently cancelled:

i.	U.S. $291,706,000 aggregate principal amount of Spirit 2026 Notes;
ii.	U.S. $292,694,000 aggregate principal amount of Spirit 2027 Notes;
iii.	U.S. $443,774,000 aggregate principal amount of Spirit 2028 Notes;
iv.	U.S. $391,727,000 aggregate principal amount of Spirit 2029 Notes;
v.	U.S. $484,540,000 aggregate principal amount of Spirit 2030 Notes;
vi.	U.S. $445,040,000 aggregate principal amount of Spirit 2031 Notes; and
vii.	U.S. $347,579,000 aggregate principal amount of Spirit 2032 Notes.

Following such cancellation, $52,940,000 aggregate principal amount of Spirit Notes remain outstanding across the seven series of Spirit Notes (the “Remaining Spirit Notes”).

Concurrently with settlement of the Exchange Offers, Merger Sub and Spirit OP entered into the eighth supplemental indenture, dated as of January 23, 2024 (the “Spirit Eighth Supplemental Indenture”), by and among Spirit OP, Merger Sub, as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, to the indenture, dated as of August 18, 2016 (the “Spirit Base Indenture”), by and between Spirit OP and U.S. Bank National Association, as trustee, as supplemented by (i) the first supplemental indenture, dated as of August 18, 2016, relating to the Spirit 2026 Notes, (ii) the second supplemental indenture, dated as of June 27, 2019, relating to the Spirit 2029 Notes, (iii) the third supplemental indenture, dated as of September 16, 2019, relating to the Spirit 2027 Notes, (iv) the fourth supplemental indenture, dated as of September 16, 2019, relating to the Spirit 2030 Notes, (v) the fifth supplemental indenture, dated as of August 6, 2020, relating to the Spirit 2031 Notes, (vi) the sixth supplemental indenture, dated as of March 3, 2021, relating to the Spirit 2028 Notes and (vii) the seventh supplemental indenture, dated as of March 3, 2021, relating to the Spirit 2032 Notes, in the case each of (i) - (vii), by and among Spirit OP, Spirit, as guarantor, and U.S. Bank National Association, as trustee (collectively, the “Spirit Existing Supplemental Indentures” and, together with the Spirit Base Indenture, the “Spirit Existing Indenture”), which governs the Remaining Spirit Notes. Pursuant to the Spirit Eighth Supplemental Indenture, (i) the Spirit Existing Indenture was amended to, among other things, eliminate substantially all of the restrictive covenants in the Spirit Existing Indenture and (ii) Merger Sub expressly assumed payment of the principal and interest on each series of the Spirit Notes and the due and punctual performance and observance of all of the covenants and conditions remaining in the Spirit Existing Indenture, in each case, with respect to each series of Spirit Notes that remained outstanding following the Exchange Offers.

The foregoing description of the Spirit Existing Indenture and the Spirit Eighth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Spirit Existing Indenture and the Spirit Eighth Supplemental Indenture, copies of which are filed with or incorporated by reference to this Current Report on Form 8-K as Exhibits 4.1 through 4.9 and are incorporated herein by reference.

In connection with the settlement of the Exchange Offers, the Company issued (i) $291,674,000 aggregate principal amount of 4.450% Notes due September 15, 2026 (the “2026 Notes”), (ii) $292,678,000 aggregate principal amount of 3.200% Notes due January 15, 2027 (the “2027 Notes”), (iii) $443,768,000 aggregate principal amount of 2.100% Notes due March 15, 2028 (the “2028 Notes”), (iv) $391,726,000 aggregate principal amount of 4.000% Notes due July 15, 2029 (the “2029 Notes”), (v) $484,540,000 aggregate principal amount of 3.400% Notes due January 15, 2030 (the “2030 Notes”), (vi) $445,035,000 aggregate principal amount of 3.200% Notes due February 15, 2031 (the “2031 Notes”) and (vii) $347,579,000 aggregate principal amount of 2.700% Notes due February 15, 2032 (the “2032 Notes” and together with the 2026 Notes, 2027 Notes, 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes, the “Notes”) pursuant to the indenture, dated October 28, 1998, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”) in exchange for the validly tendered and accepted Spirit Notes.

Prior to the applicable par call date, the Notes of each series will be redeemable, at any time in whole or from time to time in part, at the option of the Company at a redemption price equal to the greater of: (a) 100% of the principal amount of the Notes of such series to be redeemed, and (b) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes of such series to be redeemed (exclusive of interest accrued to the applicable redemption date), assuming that the Notes of such series matured and that accrued and unpaid interest on the Notes of such series was payable on the applicable par call date, discounted to such redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined in the Notes) plus the number of basis points applicable to such series of Notes, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the Notes of the such series being redeemed to such redemption date.

Each of the following constitutes an event of default under the Indenture with respect to any series of Notes: (1) default for 30 days in the payment of any installment of interest on any debt security of that series; (2) default in the payment of the principal of (or premium, if any, on) any debt security of that series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise; (3) default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series; (4) default in the performance of any of the Company’s other covenants contained in the Indenture or in any debt security of that series (other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued thereunder other than that series), which continues for 60 days after written notice is given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series; (5) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its Subsidiaries (as defined in the Indenture) (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled; (6) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its Significant Subsidiaries (as defined in the Indenture); or (7) any other event of default provided with respect to a particular series of debt securities.

The Indenture includes requirements that must be met if the Company consolidates or merges with, or sells all or substantially all of the Company’s assets to, another entity.

The foregoing summary is qualified in its entirety by reference to the text of the Indenture, a copy of which is incorporated by reference to this Current Report on Form 8-K as Exhibit 4.10, the officers’ certificate, dated January 23, 2024, pursuant to Sections 201, 301 and 303 of such indenture, which is attached as Exhibit 4.18 to this Current Report on Form 8-K, and the Notes, forms of each series of which are attached as Exhibits 4.11 through 4.17 to this Current Report on Form 8-K.

Assumption by Realty Income of Term Loan Agreements

On January 22, 2023, the Company entered into (i) an Amended and Restated Term Loan Agreement (the “$800 Million Term Loan Agreement”), among the Company, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein and (ii) an Amended and Restated Term Loan Agreement (the “$500 Million Term Loan Agreement” and, together with the $800 Million Term Loan Agreement, the “Term Loan Agreements”), among the Company, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein. The Term Loan Agreements became effective on January 23, 2023 concurrently with the consummation of the Merger.

The $800 Million Term Loan Agreement provides for the assumption by the Company of Spirit OP’s existing $300 million Dollar denominated term loan due August 22, 2025 (the “Tranche A Term Loan”) and Spirit OPs, existing $500 million Dollar denominated term loan due August 20, 2027 (the “Tranche B Term Loan”), and the amendment of certain of the terms of the Tranche A Term Loans and Tranche B Term Loans. The Tranche A Term Loan and the Tranche B Term Loan were originally incurred by Spirit OP pursuant to a Term Loan Agreement, dated as of August 22, 2022, by and among, Spirit OP (the “Spirit $800 Million Term Loan Agreement”), as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Upon the effectiveness of the $800 Million Term Loan Agreement, Spirit OP and Spirit were released from all of their obligations under the Spirit $800 Million Term Loan Agreement and the Tranche A Term Loan and Tranche B Term Loan.

The $500 Million Term Loan Agreement provides for the assumption by the Company of Spirit OP’s existing $500 million Dollar denominated term loan due June 16, 2025 (the “Tranche C Term Loan” and, together with the Tranche A Term Loan and the Tranche B Term Loan, the “Assumed Term Loans”), and the amendment of certain of the terms of the Tranche C Term Loans. The Tranche C Term Loan was originally incurred by Spirit OP pursuant to a Term Loan Agreement, dated as of November 17, 2022, by and among, Spirit OP (the “Spirit $500 Million Term Loan Agreement”), as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Upon the effectiveness of the $500 Million Term Loan Agreement, Spirit OP and Spirit were released from all of their obligations under the Spirit $500 Million Term Loan Agreement and the Tranche C Term Loan.

After giving effect to the assumption and amendment of the Assumed Term Loans by the Company pursuant to the Term Loan Agreements, the Tranche A Term Loan will mature on August 22, 2025, the Tranche B Term Loan will mature on August 20, 2027 and the Tranche C Term Loan will mature on June 16, 2025.

The Assumed Term Loans bear interest at a benchmark rate based on SOFR (the secured overnight financing rate as administered by the Federal Reserve Bank of New York), as defined and subject to certain adjustments specified in the Term Loan Agreements, plus an Applicable Margin, as defined in the Term Loan Agreements, based on the Company’s credit ratings. The current Applicable Margin for the Assumed Term Loans equals 0.800% per annum.

The Term Loan Agreements contain customary and other affirmative covenants, including financial reporting requirements, negative covenants, including maintenance of certain financial requirements, and other customary events of default.

The foregoing description of the Term Loan Agreements is not, and does not purport to be, complete and is qualified in its entirety by reference to copies of the Term Loan Agreements filed hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 23, 2024, the Merger was consummated. Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of Spirit common stock, par value $0.05 per share (the “Spirit Common Stock”) (other than the Excluded Common Shares (as defined in the Merger Agreement)) automatically converted into 0.762 of a newly issued share of common stock (the “Exchange Ratio”), par value $0.01 per share, of Realty Income (the “Realty Income Common Stock”), subject to adjustment as set forth in the Merger Agreement, and cash in lieu of fractional shares, and (ii) each outstanding share of Spirit’s 6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Spirit Series A Preferred Stock”), converted into the right to receive one share of newly issued Realty Income 6.000% Series A Cumulative Redeemable Preferred Stock (“Realty Income Series A Preferred Stock”), having substantially the same terms as the Spirit Series A Preferred Stock. Cash will be paid in lieu of fractional shares of Realty Income Common Stock.

In addition, pursuant to the terms and subject to the conditions of the Merger Agreement, as of the Effective Time, each outstanding Spirit equity-based award was treated as follows: (I) each Spirit restricted stock award that was outstanding as of immediately prior to the Effective Time was canceled and automatically converted into the right to receive (i) a number of newly issued shares of Realty Income Common Stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (A) the number of shares of Spirit Common Stock subject to such award as of immediately prior to the Effective Time by (B) the Exchange Ratio, and (ii) cash consideration in respect of the fractional share of Realty Income Common Stock to which the holder would otherwise have been entitled; and (II) each Spirit performance share award that was outstanding as of immediately prior to the Effective Time (whether or not then vested) was canceled and automatically converted into the right to receive (i) a number of newly issued shares of Realty Income Common Stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (A) the number of shares of Spirit Common Stock subject to such award determined based on, to the extent the Effective Time was prior to the end of the applicable performance period, the greater of target level of achievement of the applicable performance goals and actual level of achievement of the applicable performance goals as of immediately prior to the Effective Time, and otherwise actual level of achievement of the applicable performance goals as of the end of the applicable performance period, in each case, as determined in accordance with the terms of the applicable award agreement, in good faith by the Board of Directors of Spirit by (B) the Exchange Ratio, (ii) cash consideration in respect of the fractional share of Realty Income Common Stock to which the holder would otherwise have been entitled, and (iii) the amount of any accrued and unpaid cash dividend equivalents corresponding to each such award.

As a result of the Merger, Realty Income issued approximately 108 million shares of Realty Income Common Stock to holders of Spirit Common Stock and Spirit’s outstanding equity awards. In addition, the former holders of Spirit Series A Preferred Stock received one new share of Realty Income Series A Preferred Stock in exchange for each share of Spirit Series A Preferred Stock that they owned prior to the Effective Time, resulting in 6.9 million shares of Realty Income Series A Preferred Stock issued as a result of the Merger.

The description of the Merger Agreement contained in this Item 2.01 (including the description in the immediately preceding paragraph) does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement (including the amendment thereto), which was filed as Exhibit 2.1 to Realty Income’s Current Report on Form 8-K, filed on October 30, 2023, the terms of which are incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modifications to Rights of Security Holders

On January 19, 2024, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary, also referred to as the Articles Supplementary, to its charter, classifying and designating 6,900,000 of its authorized capital stock as shares Realty Income Series A Preferred Stock.

Holders of Realty Income Series A Preferred Stock, when and as authorized by the Company’s Board of Directors and declared by it, are entitled to cumulative cash dividends at the rate of 6.000% per annum of the $25.00 liquidation preference per share, equivalent to an annual rate of $1.50 per share. Dividends are payable quarterly in arrears on or about the last day of March, June, September and December of each year, beginning on March 29, 2024. Dividends will accrue and be cumulative from and including January 1, 2024.

If the Company is liquidated, dissolved or wound up, holders of shares of the Realty Income Series A Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any distribution or payment is made to holders of Common Stock and any other class or series of capital stock ranking junior to the Realty Income Series A Preferred Stock, none of which exist on the date hereof. The rights of holders of shares of the Realty Income Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of capital stock ranking on parity with the Realty Income Series A Preferred Stock as to liquidation, and junior to the rights of any class or series of capital stock expressly designated as ranking senior to the Realty Income Series A Preferred Stock.

On and after January 23, 2024, the Company may, at its option, redeem the Realty Income Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to but excluding the redemption date. In addition, upon the occurrence of a “Change of Control” (as defined below), the Company may, at its option, redeem the Realty Income Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), the Company exercises any of its redemption rights relating to the Realty Income Series A Preferred Stock (whether the optional redemption right or the special optional redemption right), the holders of the Realty Income Series A Preferred Stock will not have the conversion rights described below with respect to the shares called for redemption.

Upon the occurrence of a “Change of Control”, each holder of the Realty Income Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem the Realty Income Series A Preferred Stock) to convert some or all of the Realty Income Series A Preferred Stock held by such holder on the Change of Control Conversion Date, referred to as the “Change of Control Conversion Right”, into a number of shares of Common Stock per share of Realty Income Series A Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Realty Income Series A Preferred Stock dividend payment and prior to the corresponding Realty Income Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price; and

•	4.51957 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration, as described in the Articles Supplementary.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Stock as described in the Articles Supplementary.

Upon such a conversion, the holders will be limited to a maximum number of shares of Common Stock equal to the Share Cap multiplied by the number of shares of the Realty Income Series A Preferred Stock converted.

If, prior to the Change of Control Conversion Date, the Company has provided a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of the Realty Income Series A Preferred Stock will not have any right to convert the Realty Income Series A Preferred Stock in connection with the Change of Control Conversion Right and any shares of the Realty Income Series A Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when, after the original issuance of the Realty Income Series A Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ;

The “Change of Control Conversion Date” is the date the Realty Income Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the required notice of the occurrence of a Change of Control to the holders of the Realty Income Series A Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on January 19, 2024. A copy of the Articles Supplementary is filed as Exhibit 3.15 to the Company’s Form 8-A filed on January 22, 2024 and is incorporated herein by reference. A specimen certificate for the Realty Income Series A Preferred Stock is filed as Exhibit 4.1 to the Company’s Form 8-A filed on January 22, 2024 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

On January 23, 2024, Realty Income issued a press release announcing that the Merger was consummated. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing information in this Item 7.01, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of Spirit as of December 31, 2022 and 2021, and for each of the years in the three year period ended December 31, 2022 are incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Realty Income on November 27, 2023.

The unaudited consolidated financial statements of Spirit as of September 30, 2023 and for the nine month periods ended September 30, 2023 and 2022 are incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by Realty Income on November 27, 2023.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of Realty Income as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022, giving effect to the Merger, will be filed as an exhibit to an amendment to this Current Report on Form 8-K within 71 days of the date hereof.

(d)           Exhibits.

Exhibit No	Description
2.1	Agreement and Plan of Merger, dated as of October 29, 2023, by and among Realty Income Corporation, Saints MD Subsidiary, Inc. and Spirit Realty Capital, Inc. (incorporated by reference herein to Exhibit 2.1 to Realty Income’s Current Report on Form 8-K previously filed on October 30, 2023).

3.1	Articles Supplementary designating Realty Income Corporation’s 6.000% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Realty Income Corporation’s Form 8-A, Exhibit 3.15 filed on January 22, 2024).

4.1	Indenture, dated as of August 18, 2016, between Spirit Realty, L.P. and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Spirit Realty Capital, Inc.’s Current Report on Form 8-K (File No. 001-36004) previously filed on August 19, 2016 and incorporated by reference herein).

4.2	First Supplemental Indenture, dated as of August 18, 2016, among Spirit Realty, L.P., Spirit Realty Capital, Inc., as guarantor, and U.S. Bank National Association, as trustee, including the form of the notes and the guarantee (filed as Exhibit 4.2 to Spirit Realty Capital, Inc.’s Current Report on Form 8-K (File No. 001-36004) previously filed on August 19, 2016 and incorporated by reference herein).

4.3	Second Supplemental Indenture, dated as of June 27, 2019, among Spirit Realty, L.P., Spirit Realty Capital, Inc., as guarantor, and U.S. Bank National Association, as trustee, including the form of the notes and the guarantee (filed as Exhibit 4.2 to Spirit Realty Capital, Inc.’s Current Report on Form 8-K (File No. 001-36004) previously filed on June 27, 2019 and incorporated by reference herein).

4.4	Third Supplemental Indenture, dated as of September 16, 2019, among Spirit Realty, L.P., Spirit Realty Capital, Inc., as guarantor, and U.S. Bank National Association, as trustee, including the form of the notes and the guarantee (filed as Exhibit 4.2 to Spirit Realty Capital, Inc.’s Current Report on Form 8-K (File No. 001-36004) previously filed on September 16, 2019 and incorporated by reference herein).

4.5	Fourth Supplemental Indenture, dated as of September 16, 2019, among Spirit Realty, L.P., Spirit Realty Capital, Inc., as guarantor, and U.S. Bank National Association, as trustee, including the form of the notes and the guarantee (filed as Exhibit 4.3 to Spirit Realty Capital, Inc.’s Current Report on Form 8-K (File No. 001-36004) previously filed on September 16, 2019 and incorporated by reference herein).

4.6	Fifth Supplemental Indenture, dated as of August 6, 2020, among Spirit Realty, L.P., Spirit Realty Capital, Inc., as guarantor, and U.S. Bank National Association, as trustee, including the form of the notes and the guarantee (filed as Exhibit 4.3 to Spirit Realty Capital, Inc.’s Current Report on Form 8-K (File No. 001-36004) previously filed on August 6, 2020 and incorporated by reference herein).

4.7	Sixth Supplemental Indenture, dated as of March 3, 2021, among Spirit Realty, L.P., Spirit Realty Capital, Inc., as guarantor, and U.S. Bank National Association, as trustee, including the form of the notes and the guarantee (filed as Exhibit 4.3 to Spirit Realty Capital, Inc.’s Current Report on Form 8-K (File No. 001-36004) previously filed on March 3, 2021 and incorporated by reference herein).

4.8	Seventh Supplemental Indenture, dated as of March 3, 2021, among Spirit Realty, L.P., Spirit Realty Capital, Inc., as guarantor, and U.S. Bank National Association, as trustee, including the form of the notes and the guarantee (filed as Exhibit 4.3 to Spirit Realty Capital, Inc.’s Current Report on Form 8-K (File No. 001-36004) previously filed on March 3, 2021 and incorporated by reference herein).

4.9	Eighth Supplemental Indenture, dated as of January 23, 2024, by and among Spirit Realty, L.P., Saints MD Subsidiary, Inc. (f/k/a Spirit Realty Capital, Inc.), as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.

4.10	Indenture dated as of October 28, 1998 between Realty Income Corporation and The Bank of New York Mellon Trust Company, N.A. as successor trustee (filed as exhibit 4.1 to the Company’s Form 8-K, filed on October 28, 1998 and dated October 27, 1998 (File No. 001-13374) and incorporated herein by reference).

4.11	Form of 4.450% Notes due September 15, 2026 issued on January 23, 2024 (contained in Exhibit 4.18 hereto).

4.12	Form of 3.200% Notes due January 15, 2027 issued on January 23, 2024 (contained in Exhibit 4.18 hereto).

4.13	Form of 2.100% Notes due March 15, 2028 issued on January 23, 2024 (contained in Exhibit 4.18 hereto).

4.14	Form of 4.000% Notes due July 15, 2029 issued on January 23, 2024 (contained in Exhibit 4.18 hereto).

4.15	Form of 3.400% Notes due January 15, 2030 issued on January 23, 2024 (contained in Exhibit 4.18 hereto).

4.16	Form of 3.200% Notes due February 15, 2031 issued on January 23, 2024 (contained in Exhibit 4.18 hereto).

4.17	Form of 2.700% Notes due February 15, 2032 issued on January 23, 2024 (contained in Exhibit 4.18 hereto).

4.18	Officers’ Certificate, dated as of January 23, 2024, pursuant to Sections 201, 301 and 303 of the Indenture, dated as of October 28, 1998, between Realty Income Corporation and The Bank of New York Mellon Trust Company, N.A., as successor trustee, establishing the terms of a new series of debt securities entitled “4.450% Notes due 2026,” a new series of debt securities entitled “3.200% Notes due 2027,” a new series of debt securities entitled “2.100% Notes due 2028,” a new series of debt securities entitled “4.000% Notes due 2029,” a new series of debt securities entitled “3.400% Notes due 2030,” a new series of debt securities entitled “3.200% Notes due 2031” and a new series of debt securities entitled “2.700% Notes due 2032” and including the forms of debt securities of each such series.

4.19	Form of Specimen Certificate for Realty Income Corporation’s 6.000% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Realty Income Corporation’s Form 8-A, Exhibit 4.1, filed on January 22, 2024).

10.1	Amendment and Restatement to Term Loan Agreement, dated January 22, 2024, by and among Realty Income Corporation, as Borrower, the lender parties thereto, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

10.2	Amendment and Restatement to Term Loan Agreement, dated January 22, 2024, by and among Realty Income Corporation, as Borrower, the lender parties thereto, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

99.1	Press Release, dated January 23, 2024.

99.2	Audited consolidated financial statements of Spirit Realty Capital, Inc. as of December 31, 2022 and 2021, and for each of the years in the three year period ended December 31, 2022 (incorporated by reference herein to Exhibit 99.1 to Realty Income’s Current Report on Form 8-K previously filed on November 27, 2023).

99.3	Unaudited consolidated financial statements of Spirit Realty Capital, Inc. as of September 30, 2023 and for the nine month periods ended September 30, 2023 and 2022 (incorporated by reference herein to Exhibit 99.2 to Realty Income’s Current Report on Form 8-K previously filed on November 27, 2023).

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date:	January 24, 2024	By:	/s/ Michelle Bushore
Michelle Bushore
Executive Vice President, Chief Legal Officer, General Counsel and Secretary